Exhibit 99.1
Harte Hanks Reports Fourth Quarter and Fiscal 2025 Full-Year Results

Reports Positive FY2025 EBITDA

Chelmsford, Massachusetts – March 17, 2026 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the fourth quarter and full year ended December 31, 2025.
“In 2025, we took meaningful actions to streamline our business and strengthen our foundation. We remain focused on margin expansion and disciplined capital allocation to enhance shareholder value. These actions delivered on our stated outlook and achieved positive EBITDA in 2025. Our goal in 2026 is to deepen our customer relationships to drive profitable growth and long-term value for shareholders,” said David Fisher, President.
Fourth Quarter Highlights
•Total revenues for Q4 2025 were $39.9 million, down 15.4% compared to $47.1 million in Q4 2024.
•Operating loss of $0.1 million compared to a loss of $1.6 million in the prior-year quarter.
•Net income for the fourth quarter was $2.2 million, or $0.30 per basic and diluted share, compared to net loss of $2.4 million, or $0.33 per basic and diluted share, in the prior-year quarter.
•The fourth quarter of 2025 had positive EBITDA of $1.0 million compared to negative EBITDA of $0.3 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation, severance, restructuring charges and goodwill and intangibles impairments, was $1.2 million in Q4 2025 compared to $3.5 million in Q4 of 2024.
•The Company ended the year with a cash balance of $5.6 million compared to $9.9 million at December 31, 2024, with zero debt. The cash balance was impacted by $2.8 million in capital equipment investment and $2.3 million in net pension costs; otherwise the operations were cash flow positive.
Fourth Quarter Segment Highlights
•Customer Care, $13.7 million in revenue, 34% of total – Segment revenue declined $1.4 million or 9% versus the prior year quarter and EBITDA totaled $1.5 million for the quarter, down 48% year-over-year. The third and fourth quarter of 2025 included investment in a new call center, and expanding the Company's investment in its relationship with Samsung.
•Fulfillment & Logistics Services, $17.3 million in revenue, 44% of total – Segment revenue declined $3.4 million or 17% versus the prior year quarter and EBITDA totaled $1.1 million, down 15%. The decrease in fourth quarter revenues year over year was primarily the result of a logistics customer exit earlier in the year. The reduced profitability was due to the related reduction in revenue.
•Revenue Solutions, $8.9 million in revenue, 22% of total – Segment revenue decreased $2.5 million or 22% compared to the prior year quarter and EBITDA for the fourth quarter was $1.4 million, a $2.9 million increase year over year. The impairment of goodwill and intangible assets in 2024 reduced EBITDA by $3.2 million for the prior year quarter.
Consolidated Fourth Quarter 2025 Results
Fourth quarter revenues were $39.9 million, down 15.4% from $47.1 million in the fourth quarter of 2024 due to decreased revenue in all of the Company’s operating segments.
Fourth quarter operating loss was $0.1 million, compared to a loss of $1.6 million in the fourth quarter of 2024.

Exhibit 99.1
Net income for the quarter was $2.2 million, or $0.30 per basic and diluted share, compared to net loss of $2.4 million, or $0.33 per basic and diluted share, in the fourth quarter last year.
Consolidated Full Year 2025 Results
Full year revenues in 2025 were $159.6 million, down 13.9% from $185.2 million in 2024. Operating income in 2025 was $0.4 million, compared to operating income of $2.1 million in 2024 or a year over year decrease of 81.6%. Net loss for 2025 was $0.8 million, or $0.11 per basic and diluted share, compared to net loss of $30.3 million, or $4.15 per basic and diluted share in 2024. The 2024 net loss was primarily attributable to the $37.5 million in pension plan termination charges.
Balance Sheet and Liquidity
Harte Hanks ended the year with $5.6 million in cash and cash equivalents and $24.0 million of capacity on its credit line. The Company had no outstanding debt as of December 31, 2025 and believes it is well-positioned to execute on its long-term growth strategies in 2026 and beyond.
About Harte Hanks
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
With a legacy spanning over a century, Harte Hanks delivers integrated solutions across Customer Care, Fulfillment & Logistics, and Revenue Solutions leveraging deep vertical expertise, a global footprint, and proprietary platforms to create enduring value for leading brands. Clients include GlaxoSmithKline, Unilever, Samsung, Pfizer, HBO Max, Volvo, Ford, FedEx, Abbott and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has approximately 2,100 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws, including statements regarding our strategies and initiatives, including actions designed to respond to market conditions and improve our performance; our continued focus on margin expansion and capital allocation to enhance shareholder value; our expectations for our businesses and strategic goals in 2026; and any other statements regarding future events, conditions, or outcomes. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (v) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations,

Exhibit 99.1
including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 which was filed on March 17, 2026. The forward-looking statements in this press release are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP measures of financial performance, including Adjusted Operating Income, EBITDA and Adjusted EBITDA, provide investors with a useful and supplemental understanding of operating results and underlying trends to assess the Company’s performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measures.
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating (loss) income excluding stock-based compensation, goodwill and intangible impairment, severance and restructuring. The most directly comparable measure for this non-GAAP financial measure is Operating Income. We believe Adjusted Operating Income is an important performance metric because it best allows comparison of performance with that of the comparable period.
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net (loss) income adjusted to exclude income tax expense (benefit), other expense, net, depreciation, and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation, severance, restructuring, and goodwill and intangible impairment. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.
The use of non-GAAP measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release is a useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
Investor.Relations@HarteHanks.com
Source: Harte Hanks, Inc.

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
In thousands, except per share amounts	2025	2024	2025	2024
Operating revenue	$39,858	$47,129	$159,570	$185,242
Operating expenses
Labor	21,197	23,426	80,823	93,769
Production and distribution	11,717	14,794	49,898	56,644
Advertising, selling, general and administrative	5,678	5,730	22,209	22,781
Restructuring expense	257	286	1,782	2,402
Goodwill impairment charge	—	1,631	—	1,631
Intangible assets impairment charge	—	1,537	—	1,537
Depreciation and amortization expense	1,126	1,278	4,472	4,385
Total operating expenses	39,975	48,682	159,184	183,149
Operating (loss) income	(117)	(1,553)	386	2,093
Other expenses, net
Interest expense, net	50	80	248	187
Pension plan termination charges	-	-	-	37,505
Other expenses, net	140	232	1,146	2,335
Total other expenses, net	190	311	1,394	40,027
Loss before income taxes	(307)	(1,864)	(1,008)	(37,934)
Income tax (benefit) expense	(2,509)	570	(197)	(7,637)
Net income (loss)	2,202	(2,434)	(811)	(30,297)

Income (loss) per common share
Basic and Diluted	$0.30	$(0.33)	$(0.11)	$(4.15)

Weighted-average common shares outstanding
Basic and Diluted	7,415	7,355	7,393	7,293

Comprehensive income (loss), net of tax
Net income (loss)	$2,202	$(2,434)	$(811)	$(30,297)

Adjustment to pension liabilities, net of tax	(1,296)	2,647	(1,014)	32,273
Foreign currency translation adjustments	(197)	165	(369)	(1,780)
Total other comprehensive (loss) income, net of tax	(1,493)	2,812	(1,383)	30,493

Comprehensive income (loss)	$709	$378	$(2,194)	$196

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands	December 31, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents and restricted cash	$5,587	$9,934
Accounts receivable	27,841	31,648
Contract assets and unbilled accounts receivable	7,049	8,215
Prepaid expenses	2,363	1,511
Prepaid income tax and income tax receivable	1,431	938
Other current assets	2,046	1,368
Total current assets	46,317	53,614

Net property, plant and equipment	8,386	8,956
Right-of-use assets	19,854	22,460
Other assets	17,269	16,752
Total assets	$91,826	$101,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,096	$13,429
Accrued payroll and related expenses	2,749	3,210
Deferred revenue and customer advances	813	1,589
Customer postage and program deposits	868	1,625
Other current liabilities	3,180	3,145
Short-term lease liabilities	3,543	3,736
Total current liabilities	24,249	26,734

Pension liabilities - Qualified plans	4,106	5,445
Pension liabilities - Nonqualified plan	16,995	17,103
Long-term lease liabilities	18,861	20,860
Other long-term liabilities	1,174	1,548
Total liabilities	65,385	71,690

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	109,558	124,194
Retained earnings	813,812	814,623
Less treasury stock	(900,085)	(915,752)
Accumulated other comprehensive loss	(14,980)	(13,597)
Total stockholders’ equity	20,526	21,689

Total liabilities and stockholders’ equity	$85,911	$93,379

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
In thousands, except per share data	2025	2024	2025	2024
Net income (loss)	$2,202	$(2,434)	(811)	$(30,297)
Income tax (benefit) expense	(2,509)	570	(197)	(7,637)
Other expenses, net	190	311	1,394	40,027
Depreciation and amortization expense	1,126	1,278	4,472	4,385
EBITDA	$1,009	$(275)	$4,858	$6,478

Stock-based compensation	(63)	277	258	1,931
Severance	—	—	—	8
Restructuring expense	257	286	1,782	2,402
Goodwill impairment charge	—	1,631	—	1,631
Intangible assets impairment charge	—	1,537	—	1,537
Adjusted EBITDA	$1,203	$3,456	$6,898	$13,987

Operating (loss) income	$(117)	$(1,553)	$386	$2,093
Stock-based compensation	(63)	277	258	1,931
Goodwill impairment charge	—	1,631	—	1,631
Intangible assets impairment charge	—	1,537	—	1,537
Severance	—	—	—	8
Restructuring expense	257	286	1,782	2,402
Adjusted operating income	$77	$2,178	$2,426	$9,602
Adjusted operating margin (a)	0.2%	4.6%	1.5%	5.2%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.

Exhibit 99.1
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Year ended December 31, 2025	Revenue Solutions	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total

Revenues	$35,128	$50,067	$74,375	$—	$—	$159,570
Segment labor expense	18,058	32,567	19,445	—	10,753	80,823
Other segment operating expense	8,868	8,218	45,268	—	9,753	72,107
Restructuring expense	—	—	—	1,782	—	1,782
Contribution margin	$8,202	$9,282	$9,662	$(1,782)	$(20,506)	$4,858
Overhead Allocation	2,618	3,037	3,111	—	(8,766)	—
EBITDA (unaudited)	$5,584	$6,245	$6,551	$(1,782)	$(11,740)	$4,858
Depreciation and amortization expense	797	266	2,214	—	1,195	4,472
Operating income (loss)	$4,787	$5,979	$4,337	$(1,782)	$(12,935)	$386

Year ended December 31, 2024	Revenue Solutions	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$50,332	$52,918	$81,992	$—	$—	$185,242
Segment labor expense	26,440	34,175	20,263	—	12,891	93,769
Other segment operating expense	11,468	6,260	52,770	—	8,927	79,425
Restructuring expense	—	—	—	2,402	—	2,402
Contribution margin	$12,424	$12,483	$8,959	$(2,402)	$(21,818)	$9,646
Overhead allocation	4,074	2,355	3,198	—	(9,627)	—
Goodwill and intangible assets impairment charges	3,168	—	—	—	—	3,168
EBITDA (unaudited)	$5,182	$10,128	$5,761	$(2,402)	$(12,191)	$6,478
Depreciation and amortization expense	1,459	207	1,256	—	1,463	4,385
Operating income (loss)	$3,723	$9,921	$4,505	$(2,402)	$(13,654)	$2,093

Three months ended December 31, 2025	Revenue Solutions	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$8,859	$13,667	$17,332	$—	$—	$39,858
Segment labor expense	4,588	9,318	4,791	—	2,500	21,197
Other segment operating expense	2,256	2,138	10,718	—	2,283	17,395
Restructuring expense	—	—	—	257	—	257
Contribution margin	$2,015	$2,211	$1,823	$(257)	$(4,783)	$1,009
Overhead Allocation	622	727	736	—	(2,085)	—
EBITDA (unaudited)	$1,393	$1,484	$1,087	$(257)	$(2,698)	$1,009
Depreciation and amortization expense	140	106	539	—	341	1,126
Operating income (loss)	$1,253	$1,378	$548	$(257)	$(3,039)	$(117)

Three months ended December 31, 2024	Revenue Solutions	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$11,342	$15,024	$20,763	$—	$—	$47,129
Segment labor expense	5,660	9,628	5,351	—	2,787	23,426
Other segment operating expense	3,002	1,951	13,334	—	2,237	20,524
Restructuring expense	—	—	—	286	—	286
Contribution margin	$2,680	$3,445	$2,078	$(286)	$(5,024)	$2,893
Overhead Allocation	1,033	594	795	—	(2,422)	—
Goodwill and intangible assets impairment charges	3,168	—	—	—	—	3,168
EBITDA (unaudited)	$(1,521)	$2,851	$1,283	$(286)	$(2,602)	$(275)
Depreciation and amortization expense	362	47	499	—	370	1,278
Operating (loss) income	$(1,883)	$2,804	$784	$(286)	$(2,972)	$(1,553)